                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  MARCH 20, 2000

                      HAWAIIAN NATURAL WATER COMPANY, INC.
             (Exact name of registrant as specified in its charter)

            HAWAII                  0-29280                  99-0314848
  (State or other jurisdiction    (Commission               (IRS Employer
       of incorporation)          File Number)            Identification No.)

                               98-746 Kuahao Place
                            Pearl City, Hawaii 96814
                    (Address of principal executive offices)

                                 (808) 483-0520
              (Registrant's telephone number, including area code)

                                       N/A
             (Former name or address, if changed since last report)

                    INFORMATION TO BE INCLUDED IN THE REPORT


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

On March 20, 2000, Hawaiian Natural Water Company, Inc. (the "Company") completed the acquisition of Aloha Water Company, Inc. ("Aloha"), a major distributor of purified water to the home and office and point of use market in the greater Honolulu area. Aloha's products are sold under the "Aloha" name.

The acquisition was effected by means of a merger (the "Merger") of Aloha with and into a wholly owned subsidiary of the Company (the "Subsidiary") formed for the purpose. The Subsidiary was the surviving corporation in the Merger, with its name changed to "Aloha Water Company, Inc." Daniel Gabriel, a founder and principal stockholder of Aloha, will be employed as the president of the Subsidiary.

The consideration for Aloha consisted of an aggregate of (i) 750,000 shares of Common Stock of the Company and a promissory note of the Company (the "Note") in the original principal amount of $500,000. Interest on the Note is payable monthly, commencing May 1, 2000, at the annual rate of 10%. The entire principal amount of the Note is due on April 1, 2001. The Note is secured by a first priority security interest in all of the capital stock of the Subsidiary.

As soon as practicable following the Merger, the Company expects to relocate Aloha's plant and equipment to the Company's headquarters facility in Pearl City. Such plant and equipment consists primarily of water filtering (reverse osmosis) and bottling equipment and delivery vehicles. The Company intends to continue the current use of these assets following their relocation.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED. The financial statements of Aloha required by this item are being filed by amendment to the Company's Current Report on Form 8-K, originally filed on March 27, 2000. These financial statements were omitted from the original filing pursuant to paragraphs a(4) and b(2) of Item 7 of the Report, and commence at page F-2 of this Report.

         (b) PRO FORMA FINANCIAL INFORMATION. The unaudited pro forma consolidated financial statements of the Company, giving effect to the acquisition of Aloha, are being filed herewith by amendment, commencing on page F-9.

         (c)      Exhibits.

                  2.1      Merger Agreement and Plan of Reorganization*

                  4.1      Secured Exchangeable Promissory Note ($500,000)*

                  4.2      Pledge and Security Agreement*

                  10.1     Employment Agreement (Daniel Gabriel)*


* Filed previously

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    HAWAIIAN NATURAL WATER COMPANY, INC.
                                    (Registrant)

May 26, 2000                    By: /s/ MARCUS BENDER
                                    -----------------------------------
                                    Marcus Bender
                                    President & Chief Executive Officer

ALOHA WATER COMPANY

Financial Statements
As of December 31, 1998 and 1997
Together with Auditors' Report

                      INDEX TO FINANCIAL STATEMENTS


Report of Independent Public Accountant                                                                  F-1
Audited Balance Sheets as of December 31, 1998 and 1997                                                  F-2
Audited Statements of Operations for the years ended December 31, 1998 and 1997                          F-3
Audited Statements of Stockholders' Equity for the years ended December 31, 1998 and 1997                F-4
Audited Statements of Cash Flows for the years ended December 31, 1998 and 1997                          F-5
Notes to Audited Financial Statements for the years ended December 31, 1998 and 1997                     F-6
Unaudited Balance Sheet as of September 30, 1999                                                         F-9
Unaudited Statements of Operations for the nine months ended September 30, 1999 and 1998                 F-10
Unaudited Statements of Stockholders' Equity for the nine months ended September 30, 1999                F-11
Unaudited Statements of Cash Flows for the nine months ended September 30, 1999                          F-12
Notes to Unaudited Financial Statements for the nine months ended September 30, 1999                     F-13
Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 1999                                  F-16
Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 1998            F-18
Unaudited Pro Forma consolidated Statement of Operations for the nine months ended September 30, 1999    F-19
Notes to Unaudited Pro Forma Consolidated Financial Statements                                           F-20

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
  Aloha Water Company:

We have audited the accompanying balance sheets of ALOHA WATER COMPANY (a Hawaii Corporation) as of December 31, 1998 and 1997, and the related statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Aloha Water Company as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

Arthur Andersen LLP

Honolulu, Hawaii
February 25, 2000

 ALOHA WATER COMPANY

Balance Sheets - December 31, 1998 and 1997

                                     ASSETS

                                                                             1998              1997
                                                                        -----------        -----------
CURRENT ASSETS:
  Cash                                                                  $    26,910        $   138,431
  Accounts receivable (Note 1)                                               79,669             73,975
  Other current assets                                                          -                1,448
                                                                        -----------        -----------
          Total current assets                                              106,579            213,854


PROPERTY AND EQUIPMENT, net (Note 3)                                        386,666            322,557
                                                                        -----------        -----------

                                                                        $   493,245        $   536,411
                                                                        -----------        -----------
                                                                        -----------        -----------

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Customer deposits (Note 1)                                            $   277,263        $   222,998
  Accounts payable                                                           23,985             24,518
  Capital lease obligations (Note 4)                                         29,107             18,328
  Other accrued liabilities                                                  30,596             23,002
                                                                        -----------        -----------

     Total current liabilities                                              360,951            288,846
NON-CURRENT LIABILITIES:
  Capital lease obligations, net of
     current portion (Note 4)                                                60,840             59,502
                                                                        -----------        -----------

     Total liabilities                                                      421,791            348,348
                                                                        -----------        -----------
COMMITMENTS AND CONTINGENCIES (Note 5)

STOCKHOLDERS' EQUITY:
  Common stock, $1 par value--1,000 shares
             authorized, issued and outstanding                               1,000              1,000
  Additional paid-in capital                                                198,722            198,722
  Accumulated deficit                                                      (128,268)           (11,659)
                                                                        -----------        -----------

     Total stockholders' equity                                              71,454            188,063
                                                                        -----------        -----------

                                                                        $   493,245        $   536,411
                                                                        -----------        -----------
                                                                        -----------        -----------


The accompanying notes are an integral part of these financial statements.

 ALOHA WATER COMPANY

Statements of Operations
For the Years Ended December 31, 1998 and 1997

                                                                                   1998           1997
                                                                               -------------   -----------

NET SALES                                                                       $  1,033,425    $  892,811

COST OF SALES                                                                        379,260       300,238
                                                                               -------------   -----------

          Gross margin                                                               654,165       592,573

EXPENSES:
  General and administrative                                                         646,978       446,604
  Selling and marketing                                                              116,197        69,090
                                                                               -------------   -----------

                                                                                     763,175       515,694
                                                                               -------------   -----------

          Operating (loss) income                                                  (109,010)        76,879

OTHER EXPENSES:
  Interest                                                                             7,599         5,375
  Other                                                                                    -           475
                                                                               -------------   -----------

                                                                                       7,599         5,850
                                                                               -------------   -----------

          Net (loss) income                                                     $  (116,609)     $  71,029
                                                                               -------------   -----------
                                                                               -------------   -----------


The accompanying notes are an integral part of these financial statements.

 ALOHA WATER COMPANY

Statements of Stockholders' Equity
For the Years Ended December 31, 1998 and 1997

                                                                   Additional
                                              Common Stock          Paid-In     Accumulated
                                          Shares      Amount        Capital       Deficit          Total
                                        ----------   --------      ---------    ------------    ----------

BALANCE, December 31, 1996                   1,000    $ 1,000      $ 203,722     $  (82,688)     $ 122,034

Net income                                       -          -              -         71,029         71,029

Capital distribution                             -          -         (5,000)             -         (5,000)
                                        ----------   --------      ---------    ------------    ----------

BALANCE, December 31, 1997                   1,000      1,000        198,722        (11,659)       188,063
                                        ----------   --------      ---------    ------------    ----------

Net loss                                                    -              -       (116,609)     (116,609)
                                        ----------   --------      ---------    ------------    ----------

BALANCE, December 31, 1998                   1,000    $ 1,000      $ 198,722     $ (128,268)     $  71,454
                                        ----------   --------      ---------    ------------    ----------
                                        ----------   --------      ---------    ------------    ----------


The accompanying notes are an integral part of these financial statements.

 ALOHA WATER COMPANY

Statements of Cash Flows
For the Years Ended December 31, 1998 and 1997

                                                                          1998                1997
                                                                    --------------     --------------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net (loss) income                                                  $  (116,609)       $    71,029
  Adjustments to reconcile net (loss) income
   to net cash provided by operating activities:
     Depreciation                                                         97,854             55,860
     Changes in assets and liabilities:
      Increase in trade receivables                                       (5,694)            (5,010)
      Decrease (increase) in other current assets                          1,448             (1,050)
      Decrease in accounts payable                                          (533)           (10,997)
      Increase in customer deposits                                       54,265             49,192
      Increase in other accrued liabilities                                7,594              7,360
                                                                    --------------     --------------

        Net cash provided by operating activities                         38,325            166,384
                                                                    --------------     --------------

CASH FLOWS FROM INVESTING ACTIVITIES--
  Capital expenditures on property and equipment                        (131,123)          (129,242)
                                                                    --------------     --------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Principal repayments of capital lease obligations                      (18,723)           (11,071)

  Capital distributions                                                        -             (5,000)
                                                                    --------------     --------------

        Net cash used in financing activities                            (18,723)           (16,071)
                                                                    --------------     --------------

        Net (decrease) increase in cash                                 (111,521)            21,071
                                                                    --------------     --------------

CASH, beginning of year                                                  138,431            117,360
                                                                    --------------     --------------

CASH, end of year                                                    $    26,910        $   138,431
                                                                    --------------     --------------
                                                                    --------------     --------------

NON-CASH INVESTING AND FINANCING ACTIVITIES--
   Acquisition of assets under capital lease                         $    30,840        $    42,360
                                                                    --------------     --------------
                                                                    --------------     --------------


The accompanying notes are an integral part of these financial statements.

ALOHA WATER COMPANY

Notes to Financial Statements
December 31, 1998 and 1997

1.          BACKGROUND

Aloha Water Company (the Company), a Hawaii Subchapter S corporation, was formed to provide purified bottled water to commercial and residential consumers on the island of Oahu.

The Company's bottling plant and corporate office are located in Waipahu, Hawaii. The Company specializes in purifying water from the municipal water supply at its bottling plant and distributing 5 and 6 gallon premium bottled water to homes and offices island-wide.

2.          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

            a.       ACCOUNTS RECEIVABLE

            Accounts receivable is comprised primarily of trade receivables due from commercial and residential customers. Trade receivables determined to be uncollectible by management have been written off in the respective period.

            b.       PROPERTY AND EQUIPMENT

            Property and equipment are stated at cost. Costs of normal repairs and maintenance are charged to expense as incurred. Depreciation is calculated using both the accelerated and straight-line methods over the following estimated useful lives:

                     Machinery and equipment       5-10 years
                     Automobiles                   5 years
                     Office furniture and fixtures 5 years
                     Leasehold improvements        Shorter of useful life or
                                                   lease term

            c.       LONG-LIVED ASSETS

            Whenever there are recognized events or changes in circumstances that could affect the carrying amount of long-lived assets, management reviews these assets for possible impairment. In accordance with Statements of Financial Accounting Standards (SFAS) No. 121 "Accounting for Long-Lived Assets and for Long-Lived Assets to be Disposed Of," management uses estimated expected future net cash flows (undiscounted and excluding interest costs) from the use and eventual disposition of the assets, to measure the recoverability of these assets. If it is determined that an impairment loss has occurred, then a loss is recognized in the income statement using a fair value based model in the year in which such a determination is made.

            d.       CUSTOMER DEPOSITS

            Customer deposits represent monies collected for cooler rentals and bottles. Deposits will be returned to customers once delivery service is discontinued. The estimated liability is based upon the amount of active customers times the average deposit amount per customer in the accompanying financial statements.

            e.       INCOME TAXES

            Effective in 1994, the Company elected S-Corporation status for income tax purposes. Accordingly, income taxes are the obligation of the individual stockholders.

            f.       USE OF ESTIMATES

            The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

            g.       REVENUE RECOGNITION

            The Company recognizes revenue on the accrual basis of accounting upon delivery of goods to the customer. Costs incurred to purchase bottles and bottling materials are expensed as incurred.

3.          PROPERTY AND EQUIPMENT

Property and equipment at December 31, 1998 and 1997 consisted of the following:

                                                         1998              1997
                                                      ----------        ----------

            Machinery and equipment                    $ 470,360         $ 347,824
            Automobiles                                  157,877           118,450
            Office furniture and fixtures                  8,197             8,197
            Leasehold improvements                        28,436            28,436
                                                      ----------        ----------

                                                         664,870           502,907
            Less--accumulated depreciation
               and amortization                         (278,204)         (180,350)
                                                      ----------        ----------

                                                       $ 386,666         $ 322,557
                                                      ----------        ----------
                                                      ----------        ----------

4.          CAPITAL LEASE OBLIGATIONS

The Company leases vehicles under capital leases that expire on various dates through 2003.

At December 31, 1998, the future minimum lease payments, together with the present value of the minimum lease payments are as follows:

                       Year ending December 31,
                     1999                                                 $ 36,861
                     2000                                                   24,702
                     2001                                                   22,175
                     2002                                                   16,885
                     2003                                                    7,103
                                                                         ----------

                     Total future minimum lease payments                   107,726

                     Less--amount representing interest
                        at 5.75 to 20 percent                              (17,779)
                                                                         ----------
                     Present value of obligations
                        under capital leases                                89,947

                     Less--current portion                                 (29,107)
                                                                         ----------


                                       F-7

                     Non-current portion                                  $ 60,840
                                                                         ----------
                                                                         ----------

Interest paid on these capital lease obligations approximated $7,600 in 1998 and $5,400 in 1997.

5.          COMMITMENTS AND CONTINGENCIES

            a.       PLANT LEASE

            The Company leases its facility under an operating lease expiring in March 2003. Rent expense approximated $77,000 in 1998 and $38,000 in 1997.

            At December 31, 1998, the future rental payments under this lease are as follows:

                       Year ending December 31,
                         1999                                             $ 72,225
                         2000                                               74,925
                         2001                                               76,950
                         2002                                               78,750
                         2003                                               19,800
                                                                       ------------
                                                                         $ 322,650
                                                                       ------------
                                                                       ------------

            b.       EQUIPMENT LEASE

            The Company leases two flatbed trucks under operating leases expiring in 1999. Annual rent expense approximated $10,000 for the years ended December 31, 1998 and 1997.

6.          SIGNIFICANT SUPPLIERS

During fiscal year 1998, purchases from five major suppliers approximated between 5% and 14% of the Company's purchases individually and totaled approximately 50% of purchases in the aggregate. No other single supplier accounted for greater than 10% of purchases.

7.          SUBSEQUENT EVENTS

On March 20, 2000, the Hawaiian Natural Water Co. (HNW) acquired all of the outstanding shares of the Company. The acquisition was accomplished through a merger of the Company into a wholly owned subsidiary of HNW (the "Subsidiary") formed for this purpose. The consideration for the purchase consisted of an aggregate of (i) 750,000 shares of Common Stock of HNW and (ii) a promissory note from HNW in the amount $500,000. Interest on the note is payable monthly at the annual rate of 10%. The entire note including any unpaid accrued interest is due April 1, 2001. The note is secured by a first priority secured interest on all of the capital stock of the Subsidiary. The merger agreement also provides for reductions in the purchase price if working capital is less than zero at closing, or if indebtedness other than short term trade payables and other operating liabilities are assumed. Any such adjustments would be allocated entirely to the Note.

ALOHA WATER COMPANY

Balance Sheet - September 30, 1999

                                     ASSETS
                                   (UNAUDITED)

                                                                                      1999
                                                                                  ------------
CURRENT ASSETS:
  Cash                                                                              $ 155,910
  Accounts receivable (Note 1)                                                        109,666
                                                                                  ------------

          Total current assets                                                        265,576

PROPERTY AND EQUIPMENT, net (Note 3)                                                  388,309
                                                                                  ------------

                                                                                    $ 653,885
                                                                                  ------------
                                                                                  ------------
                      LIABILITIES AND STOCKHOLDERS' EQUITY
                                   (UNAUDITED)

CURRENT LIABILITIES:
  Customer deposits (Note 1)                                                        $ 327,144
  Accounts payable                                                                     49,028
  Capital lease obligations (Note 4)                                                   35,184
  Other accrued liabilities                                                            28,459
                                                                                  ------------

     Total current liabilities                                                        439,815
NON-CURRENT LIABILITIES:
  Capital lease obligations, net of
     current portion (Note 4)                                                          85,928
                                                                                  ------------

     Total liabilities                                                                525,743
                                                                                  ------------
COMMITMENTS AND CONTINGENCIES (Note 5)

STOCKHOLDERS' EQUITY:
  Common stock, $1 par value--1,000 shares
             authorized, issued and outstanding                                         1,000
  Additional paid-in capital                                                          195,722
  Accumulated deficit                                                                 (68,580)
                                                                                  ------------

     Total stockholders' equity                                                       128,142
                                                                                  ------------

                                                                                    $ 653,885
                                                                                  ------------
                                                                                  ------------


The accompanying notes are an integral part of these financial statements.

 ALOHA WATER COMPANY

Statements of Operations  (Unaudited)
For the Nine Months Ended September 30, 1999 and 1998

                                                                                      1999           1998
                                                                                  ------------   -------------

NET SALES                                                                           $ 901,973      $ 781,474

COST OF SALES                                                                         328,657        278,518
                                                                                  ------------   -------------

          Gross margin                                                                573,316        502,956

EXPENSES:
  General and administrative                                                          471,527        485,233
  Selling and marketing                                                                35,407         57,265
                                                                                  ------------   -------------

                                                                                      506,934        542,498
                                                                                  ------------   -------------

          Operating income (loss)                                                      66,382       (39,542)

OTHER EXPENSES:
  Interest                                                                             6,694          5,768
  Other                                                                                   -              -
                                                                                  ------------   -------------

                                                                                        6,694          5,768
                                                                                  ------------   -------------

          Net income (loss)                                                         $  59,688     $ (45,310)
                                                                                  ------------   -------------
                                                                                  ------------   -------------


The accompanying notes are an integral part of these financial statements.

 ALOHA WATER COMPANY

Statement of Stockholders' Equity  (Unaudited)
For the Nine Months Ended September 30, 1999

                                                                    Additional
                                                Common Stock          Paid-In    Accumulated
                                             Shares      Amount       Capital       Deficit         Total
                                          -----------  ---------    -----------  ------------    ------------

BALANCE, December 31, 1998                     1,000    $ 1,000      $ 198,722    $ (128,268)       $ 71,454

Net income                                         -          -              -         59,688         59,688

Capital distribution                               -          -        (3,000)              -        (3,000)
                                          -----------  ---------    -----------  ------------    ------------
BALANCE, September 30, 1999                    1,000      1,000        195,722       (68,580)        128,142
                                          -----------  ---------    -----------  ------------    ------------
                                          -----------  ---------    -----------  ------------    ------------


The accompanying notes are an integral part of these financial statements.

 ALOHA WATER COMPANY

Statements of Cash Flows  (Unaudited)
For the Nine Months Ended September 30, 1999 and 1998

                                                                                       1999           1998
                                                                                   ------------   ------------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net (loss) income                                                                 $  59,688     $ (45,310)
  Adjustments to reconcile net (loss) income
   to net cash provided by operating activities:
     Depreciation                                                                      77,505         73,390
     Changes in assets and liabilities:
      Increase in trade receivables                                                   (29,997)       (28,542)
      Decrease in other current assets                                                      -          1,448
      Increase (decrease) in accounts payable                                          25,043          (533)
      Increase in customer deposits                                                    49,881         38,528
      Decrease (increase) in other accrued liabilities                                 (2,137)         7,594
                                                                                   ------------   ------------

        Net cash provided by operating activities                                     179,983         46,575
                                                                                   ------------   ------------

CASH FLOWS FROM INVESTING ACTIVITIES--
  Capital expenditures on property and equipment
                                                                                     (29,395)      (131,123)
                                                                                   ------------   ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Principal repayments of capital lease obligations                                  (18,588)       (13,546)
  Capital distributions                                                               (3,000)              -
                                                                                   ------------   ------------

        Net cash used in financing activities                                        (21,588)       (13,546)
                                                                                   ------------   ------------

        Net increase (decrease) in cash                                              129,000       (98,094)
                                                                                   ------------   ------------

CASH, beginning of year                                                               26,910        138,431
                                                                                   ------------   ------------

CASH, end of year                                                                   $ 155,910       $ 40,337
                                                                                   ------------   ------------
                                                                                   ------------   ------------

NON-CASH INVESTING AND FINANCING ACTIVITIES--
   Acquisition of assets under capital lease                                        $  49,753         $    -
                                                                                   ------------   ------------
                                                                                   ------------   ------------


The accompanying notes are an integral part of these financial statements.

ALOHA WATER COMPANY

Notes to Financial Statements
September 30, 1999

1.          BACKGROUND

Aloha Water Company (the Company), a Hawaii Subchapter S corporation, was formed to provide purified bottled water to commercial and residential consumers on the island of Oahu.

The Company's bottling plant and corporate office are located in Waipahu, Hawaii. The Company specializes in purifying water from the municipal water supply at its bottling plant and distributing 5 and 6 gallon premium bottled water to homes and offices island-wide.

2.          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

            a.       ACCOUNTS RECEIVABLE

            Accounts receivable is comprised primarily of trade receivables due from commercial and residential customers. Trade receivables determined to be uncollectible by management have been written off in the respective period.

            b.       PROPERTY AND EQUIPMENT

            Property and equipment are stated at cost. Costs of normal repairs and maintenance are charged to expense as incurred. Depreciation is calculated using both the accelerated and straight-line methods over the following estimated useful lives:

                     Machinery and equipment          5-10 years
                     Automobiles                      5 years
                     Office furniture and fixtures    5 years
                     Leasehold improvements           Shorter of useful life or
                                                      lease term

            c.       LONG-LIVED ASSETS

            Whenever there are recognized events or changes in circumstances that could affect the carrying amount of long-lived assets, management reviews these assets for possible impairment. In accordance with Statements of Financial Accounting Standards (SFAS) No. 121 "Accounting for Long-Lived Assets and for Long-Lived Assets to be Disposed Of," management uses estimated expected future net cash flows (undiscounted and excluding interest costs) from the use and eventual disposition of the assets, to measure the recoverability of these assets. If it is determined that an impairment loss has occurred, then a loss is recognized in the income statement using a fair value based model in the year in which such a determination is made.

            d.       CUSTOMER DEPOSITS

            Customer deposits represent monies collected for cooler rentals and bottles. Deposits will be returned to customers once delivery service is discontinued. The estimated liability is based upon the amount of active customers times the average deposit amount per customer in the accompanying financial statements.

            e.       INCOME TAXES

            Effective in 1994, the Company elected S-Corporation status for income tax purposes. Accordingly, income taxes are the obligation of the individual stockholders.

            f.       USE OF ESTIMATES

            The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

            g.       REVENUE RECOGNITION

            The Company recognizes revenue on the accrual basis of accounting upon delivery of goods to the customer. Costs incurred to purchase bottles and bottling materials are expensed as incurred.

3.          PROPERTY AND EQUIPMENT

Property and equipment at September 30, 1999 consisted of the following:

                                                                         1999
                                                                     -----------

            Machinery and equipment                                   $ 549,508
            Automobiles                                                 157,877
            Office furniture and fixtures                                 8,197
            Leasehold improvements                                       28,436
                                                                     -----------

                                                                        744,018

            Less--accumulated depreciation
               and amortization                                        (355,709)
                                                                     -----------

                                                                      $ 388,309
                                                                     -----------
                                                                     -----------

4.          CAPITAL LEASE OBLIGATIONS

The Company leases vehicles under capital leases that expire on various dates through 2004.

At September 30, 1999, the future minimum lease payments, together with the present value of the minimum lease payments are as follows:

                  Twelve months ending September 30,
                     2000                                              $ 44,415
                     2001                                                35,828
                     2002                                                30,774
                     2003                                                20,827
                     2004                                                11,081
                                                                     -----------

                     Total future minimum lease payments                142,925

                     Less--amount representing interest
                        at 5.75 to 11.65 percent                        (21,813)
                                                                     -----------
                     Present value of obligations


                                       F-14

                        under capital leases                            121,112

                     Less--current portion                              (35,184)
                                                                     -----------
                     Non-current portion                               $ 85,928
                                                                     -----------
                                                                     -----------

Interest paid on these capital lease obligations approximated $6,700 for the nine months ended September 30, 1999.

5.          COMMITMENTS AND CONTINGENCIES

            a.       PLANT LEASE

            The Company leases its facility under an operating lease expiring in March 2003. Rent expense approximated $56,000 for the nine months ended September 30, 1999.

            At September 30, 1999, the future rental payments under this lease are as follows:

                   Twelve months ending September 30,
                         2000                                          $ 74,250
                         2001                                            76,500
                         2002                                            78,300
                         2003                                            39,600
                                                                     -----------

                                                                      $ 268,650
                                                                     -----------
                                                                     -----------

            b.       EQUIPMENT LEASE

            The Company leases two flatbed trucks under operating leases expiring in 1999. Annual rent expense approximated $2,500 for the nine months ended September 30, 1999.

6.          SIGNIFICANT SUPPLIERS

No single supplier accounted for greater than 10% of purchases.

7.          SUBSEQUENT EVENTS

On March 20, 2000, the Hawaiian Natural Water Co. (HNW) acquired all of the outstanding shares of the Company. The acquisition was accomplished through a merger of the Company into a wholly owned subsidiary of HNW (the "Subsidiary") formed for this purpose. The consideration for the purchase consisted of an aggregate of (i) 750,000 shares of Common Stock of HNW and (ii) a promissory note from HNW in the amount $500,000. Interest on the note is payable monthly at the annual rate of 10%. The entire note including any unpaid accrued interest is due April 1, 2001. The note is secured by a first priority secured interest on all of the capital stock of the Subsidiary. The merger agreement also provides for reductions in the purchase price if working capital is less than zero at closing, or if indebtedness other than short term trade payables and other operating liabilities are assumed. Any such adjustments would be allocated entirely to the Note.

       HAWAIIAN NATURAL WATER COMPANY, INC. AND ALOHA WATER COMPANY, INC.
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1999

                                  ASSETS


                                                           HAWAIIAN        ALOHA
                                                        NATURAL WATER      WATER       PRO FORMA ADJUSTMENTS        PRO FORMA
                                                        COMPANY, INC., COMPANY, INC.   DEBIT          CREDIT      CONSOLIDATED
                                                        -------------- ------------- -----------   -----------    ------------

CURRENT ASSETS
  Cash and cash equivalents                              $  683,910    $155,910      $        -    $         -    $   839,820
  Inventories                                               514,209           -               -              -        514,209
  Trade accounts receivable, net of
          allowance for
          doubtful accounts of $64,952                      478,443     109,666               -              -        588,109
  Other current assets                                      173,038           -               -              -        173,038
                                                         ----------    --------      ----------    -----------    -----------

                            Total current assets          1,849,600     265,576               -              -      2,115,176

PROPERTY AND EQUIPMENT - net of accumulated
          depreciation and amortization of $944,254       2,409,441     388,309               -              -      2,797,750

CO-PACKING AGREEMENT                                        150,000           -               -              -        150,000

INTANGIBLE ASSET, net of accumulated amortization
          of $6,455                                         152,694           -               -              -        152,694

PURCHASE PRICE IN EXCESS OF NET BOOK VALUE                        -           -       1,311,033 (1)          -      1,311,033


                            Total Assets                 $4,561,735    $653,885      $1,311,033    $         -    $ 6,526,653
                                                         ----------    --------      ----------    -----------    -----------
                                                         ----------    --------      ----------    -----------    -----------

                LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable                                       $  682,568    $ 49,028      $        -    $         -    $   731,596
  Accrued professional fees                                  94,651           -               -         20,000 (1)    114,651
  Accrued vacation                                           56,728           -               -              -         56,728
  Accrued payroll and related taxes                          54,166           -               -              -         54,166
  Accrued commissions and billbacks                         122,927           -               -              -        122,927
  Accrued other                                              89,528      28,459               -              -        117,987
  Note payable - Current portion                             11,446           -               -              -         11,446
  Capital lease obligation - Current portion                 40,112      35,184               -              -         75,296
                                                         ----------    --------      ----------    -----------    -----------

                            Total current liabilities     1,152,126     112,671               -         20,000      1,284,797

NON-CURRENT LIABILITIES
  Customer deposits                                               -     327,144               -              -        327,144
  Capital lease obligation - net of
        current portion                                      38,168      85,928               -              -        124,096

  Note payable - net of current portion                     453,645           -               -        431,675 (1)    885,320
  Other                                                      41,380           -               -              -         41,380
                                                         ----------    --------      ----------    -----------    -----------

        Total Non-Current Liabilities                       533,193     413,072               -        431,675      1,377,940

        Total liabilities                                 1,685,319     525,743               -        451,675      2,662,737

STOCKHOLDERS' EQUITY (DEFICIT)
  Preferred stock, $1.00 par value;
        5,000,000 shares authorized; 994 shares
        issued and outstanding with conversion rights
        and aggregate liquidation preference of $994,000    732,397           -               -              -        732,397
Common stock, no par value; 20,000,000
       shares authorized; 5,306,727 shares
       issued and outstanding actual and
       6,056,727 shares proforma                          7,642,264     196,722         196,722 (1)    987,500 (1)  8,629,764
Common stock warrants and options;
                              issued and outstanding      3,533,992           -               -              -      3,533,992



Accumulated Deficit                                      (9,032,237)    (68,580)              -         68,580 (1) (9,032,237)
                                                         ----------    --------      ----------    -----------    -----------

       Total Stockholders' Equity (Deficit)               2,876,416     128,142         196,722      1,056,080      3,863,916

                            Total Liabilities and
                                  Stockholders Equity    $4,561,735    $653,885      $  196,722    $ 1,507,755    $ 6,526,653
                                                         ----------    --------      ----------    -----------    -----------
                                                         ----------    --------      ----------    -----------    -----------

       HAWAIIAN NATURAL WATER COMPANY, INC. AND ALOHA WATER COMPANY, INC.
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998

                                                  HAWAIIAN          ALOHA
                                               NATURAL WATER        WATER              PRO FORMA ADJUSTMENTS               PRO
                                               COMPANY, INC.     COMPANY, INC.       DEBIT              CREDIT            FORMA
                                                -----------      -----------      -----------         -----------     ------------

NET SALES                                       $ 1,809,730      $ 1,033,425      $         -         $         -      $ 2,843,155
COST OF SALES                                     1,680,381          379,260                -                   -        2,059,641
                                                -----------      -----------      -----------         -----------     ------------

              GROSS MARGIN                          129,349          654,165                -                   -          783,514

EXPENSES

              Selling and Marketing                 982,118          116,197                -                   -        1,098,315

                                                                                       87,402 (1)
              General and Administrative          1,266,158          646,978           50,000 (2)               -        2,050,538
                                                -----------      -----------      -----------         -----------     ------------
                                                  2,248,276          763,175          137,402                   -        3,148,853

OPERATING LOSS                                   (2,118,927)        (109,010)        (137,402)                  -       (2,365,339)

OTHER INCOME (LOSS)

              Investor relations expense         (1,122,913)               -                -                   -       (1,122,913)
              Interest and other income              71,829                -                -                   -           71,829

              Interest expense                      (96,441)          (7,599)               -                   -         (104,040)
                                                -----------      -----------      -----------         -----------     ------------
                                                 (1,147,525)          (7,599)               -                   -       (1,155,124)

Net Loss                                        $(3,266,452)     $  (116,609)     $  (137,402)        $         -      $(3,520,463)
                                                -----------      -----------      -----------         -----------     ------------
                                                -----------      -----------      -----------         -----------     ------------

Basic and Diluted Net Loss
     Per Share                                  $     (0.83)     $         -      $         -         $         -     $     (0.75)
                                                -----------      -----------      -----------         -----------     ------------
                                                -----------      -----------      -----------         -----------     ------------

Weighted Average Common
     Shares Outstanding                           3,949,454                                 -             750,000       4,699,454
                                                -----------      -----------      -----------         -----------     ------------
                                                -----------      -----------      -----------         -----------     ------------

       HAWAIIAN NATURAL WATER COMPANY, INC. AND ALOHA WATER COMPANY, INC.
            UNAUDITED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999

                                                 HAWAIIAN           ALOHA
                                               NATURAL WATER        WATER              PRO FORMA ADJUSTMENTS             PRO
                                               COMPANY, INC.    COMPANY, INC.       DEBIT               CREDIT          FORMA
                                               ------------     ------------     ------------        ------------    ------------

NET SALES                                      $  2,158,424     $    901,973     $          -        $          -    $  3,060,397
COST OF SALES                                     1,675,579          328,657                -                   -       2,004,236
                                               ------------     ------------     ------------        ------------    ------------

              GROSS MARGIN                          482,845          573,316                -                   -       1,056,161

EXPENSES

              Selling and Marketing                 493,708           35,407                -                   -         529,115
                                                                                       65,552(1)
              General and Administrative          1,051,967          471,527           37,500(2)                -       1,626,546
                                               ------------     ------------     ------------        ------------    ------------
                                                  1,545,675          506,934          103,052                   -       2,155,661

OPERATING (LOSS) INCOME                          (1,062,830)          66,382         (103,052)                  -      (1,099,500)

OTHER INCOME (EXPENSE)
              Investor relations expense                  -                -                -                   -               -
              Interest and other income               8,490                -                -                   -           8,490
              Interest expense                      (58,323)          (6,694)               -                   -         (65,017)
                                               ------------     ------------     ------------        ------------    ------------
                                                    (49,833)          (6,694)               -                   -         (56,527)

Net (loss) income                              $ (1,112,663)    $     59,688     $   (103,052)       $          -    $ (1,156,027)
                                               ============     ============     ============        ============    ============

Basic and Diluted Net Loss
     Per Share                                 $      (0.25)    $          -     $          -        $          -    $      (0.22)
                                               ============     ============     ============        ============    ============

Weighted Average Common
     Shares Outstanding                           4,395,155                                               750,000       5,145,155

       HAWAIIAN NATURAL WATER COMPANY, INC. AND ALOHA WATER COMPANY, INC.
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

     A. The following unaudited pro forma adjustments are included in the accompanying unaudited pro forma consolidated balance sheet at September 30, 1999:

              (1) On March 20, 2000 the Company completed the acquisition of
                  Aloha Water Company, Inc., ("Aloha") a major distributor of purified water to the home and office delivery market in the greater Honolulu area. The acquisition was accomplished through a merger of Aloha into a wholly owned subsidiary of the Company (the "Subsidiary") formed for this purpose.
                  The purchase price for Aloha consisted of an aggregate of (i) 750,000 shares of Common Stock of the Company and (ii) a promissory note of the Company in the amount $500,000. Interest on the note is due monthly at the rate of 10% beginning on May 1, 2000. The entire note including any unpaid accrued interest is due April 1, 2001. The Company discounted this note using an estimated weighted-average cost of capital of 25%, and will amortize the resulting discount to interest expense using the effective interest method over the term of the loan. The amount of the note payable, after offset for the discounted interest, was $431,675. The total consideration paid by the Company to the owners of Aloha on a pro-forma basis as of September 30, 1999, plus associated professional fees actually incurred, was $1,311,033.

     B. The following unaudited pro forma adjustments are included in the accompanying unaudited pro forma consolidated statement of operations for the nine months ended September 30, 1999 and the year ended December 31, 1998:

              (1) General and administrative expenses have been increased by
                  $65,552 for the nine months ended September 30, 1999 and by $87,402 for the year ended December 31, 1998 for the amortization of goodwill. Goodwill is being amortized over a 15-year period.

              (2) General and administrative expenses have been increased by
                  $37,500 for the nine months ended September 30, 1999 and by $50,000 for the year ended December 31, 1998 for increased payroll expenses related to an employment agreement entered into by the Company with the President and Chief Operating Officer of the Subsidiary.